Exhibit 99.1

EXPEDIA ANNOUNCES AGREEMENT TO ACQUIRE MAJORITY OF TRIVAGO

Europe’s leading metasearch company joins portfolio of travel’s most trusted global brands

BELLEVUE AND DÜSSELDORF, December 21, 2012 – Expedia, Inc. (NASDAQ: EXPE) today announced entry into a definitive agreement to acquire a 61.6% equity position in trivago, a leading metasearch company headquartered in Düsseldorf, Germany, for total consideration of €477 million (approximately US$632 million, based on current exchange rates) including €434 million in cash as well as €43 million in Expedia, Inc. common stock. Expedia, Inc. expects the deal to be accretive to adjusted earnings per share in 2013.

“The trivago team built one of the largest, fastest growing and most well known travel sites in Europe conducting more than 100 million hotel searches annually through a culture focused on developing great products, building a strong brand and promoting partners’ businesses. These attributes closely align with our Expedia, Inc. strategy and values and we are thrilled to have them join our portfolio,” said Dara Khosrowshahi, Expedia, Inc. President and Chief Executive Officer.

Founded seven years ago, trivago quickly grew into a consumer champion for hotel accommodation featuring comprehensive search results from over 600,000 hotels across over 140 booking sites in over 30 countries in 23 languages. Through its primarily cost-per-click revenue model, trivago profitably doubled revenue each year since 2008 and currently expects to deliver approximately €100 million in net revenue for 2012.

“We are very excited to join the Expedia, Inc. portfolio and eager to learn from their experience, having built-up some of the world’s most trusted travel brands,” said Rolf Schrömgens, trivago co-founder and Managing Director. “Our passion and focus will remain on independently evolving our comprehensive and individualized hotel search. We will stay committed to our mission: To empower consumers to find their ideal hotel at the lowest possible rate,” added Schrömgens.

The deal is anticipated to close during the first half of 2013 pending approval from relevant competition authorities. Post close, the trivago co-founders and management team will continue to operate independently based out of trivago’s headquarters in Düsseldorf, Germany.

Expedia, Inc. plans to audiocast a conference call to discuss the transaction on Friday, December 21, 2012 at 9:00 a.m. Pacific Standard Time (PST) or 6:00 p.m. Central European Time (CET). The audiocast will be open to the public and available via www.expediainc.com/ir. Expedia, Inc. expects to maintain access to the audiocast on the IR website for approximately three months subsequent to the initial broadcast.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of December 21, 2012 and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects,” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income / (loss), earnings per share and other measures of results of operations, the prospects for future growth of Expedia, Inc.’s business and statements regarding expectations for trivago’s 2012 revenue, evolution of trivago’s search product and expansion of trivago’s global footprint.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: competitive risks; declines or disruptions in the travel industry; changes in our relationships and contractual agreements with travel suppliers or travel distribution partners;

increases in the costs of maintaining and enhancing our brand awareness; changes in search engine algorithms and dynamics; our inability to adapt to technological developments or to maintain our existing technologies; our ability to expand successfully in international markets; changes in senior management; volatility in our stock price; changing laws, rules and regulations and legal uncertainties relating to our business; unfavorable new, or adverse application of or failure to comply with existing, laws, rules or regulations; adverse outcomes in legal proceedings to which we are party; provisions in certain credit card processing agreements that could adversely impact our liquidity and financial positions; fluctuations in our effective tax rate; liquidity constraints or our inability to access the capital markets when necessary; risks related to our long term indebtedness; fluctuations in foreign exchange rates; risks related to the failure of counterparties to perform on financial obligations; potential liabilities resulting from our processing, storage, use and disclosure of personal data; the integration of current and acquired businesses; the risk that our intellectual property is not protected from copying or use by others, including competitors; risks related to interruption or lack of redundancy in our information systems; and other risks detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2011 and subsequent quarterly reports on Form 10-Q, as well as the possibility that (i) we may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the transaction, (ii) the time required to consummate the proposed transaction may be longer than anticipated, (iii) the proposed transaction may involve unexpected costs, (iv) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees, and (v) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this release, whether as a result of new information, future events or otherwise.

About the Expedia group

The Expedia group is the largest online travel company in the world, with an extensive brand portfolio that includes some of the world’s leading online travel brands, including:

•	Expedia.com®, the world’s largest full service online travel agency, with localized sites in 30 countries

•	Hotels.com®, the hotel specialist with sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in nine countries on its eight sites in North America and Europe

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, the second largest online travel company in China

•	Venere.com®, the online hotel reservation specialist in Europe

•	Expedia Local Expert®, a provider of in-market concierge services, activities and experiences in 18 markets worldwide

•	Classic Vacations®, a top luxury travel specialist

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market travel consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2012 Expedia, Inc. All rights reserved. CST: 2029030-50

About trivago

trivago is an online metasearch site which compares hotel rates from over 600,000 hotels on over 140 booking sites worldwide; while also offering over 34 million integrated hotel reviews, accompanied by 14 million photos. Easily find the perfect hotel by using trivago’s various filters and sorting options. Over 18 million visitors per month use trivago – recently rated by Research Now in the top five travel sites in the UK, Germany, France, Spain and Italy. trivago was founded in 2005 and currently operates 32 international country platforms in 23 languages. Headquarters are based in Düsseldorf, Germany. For more information about trivago, please visit www.trivago.com.

Expedia Contacts

Investor Relations (425) 679-3555 ir@expedia.com	Communications (425) 679-4317 press@expedia.com

trivago Contact

Communications

(212) 208-1439

sydney.burdick@trivago.com

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